EXHIBIT M-1




     AMENDED AND RESTATED CREDIT AGGREGATING $150,000,000
        CERTAIN BANKS AND NATIONAL CITY BANK, AS AGENT
                    HEALTH CARE REIT, INC.
                  DATED AS OF SEPTEMBER, 1994




                   CERTIFICATE OF NO DEFAULT





I hereby certify that as of the date hereof, there exists no Default under the terms of the Credit Agreement.





                                      HEALTH CARE REIT, INC.




Dated: _________________          By: _____________________________
                                           Robert J. Pruger
                                       Chief Financial Officer

                     SECTION 5.04 COVENANTS

CONSTRUCTION FINANCING

Section 5.04(o)(i) (Pages __________ of the Credit Agreement)

                               (Date)
                     ---------------------------
                Loan Amount     Interest      Fees &
Description      Advanced      Receivable     Other       Total
- - - -----------     -----------    ----------     -------     -----


Construction loan limitation, greater of:
     (1) Specified amount     $35,000,000
                              ===========
     (2) 10% of total assets  $==========
NOTE: This covenant always pertains to the three most recent fiscal quarters.

CREDIT ENHANCEMENTS

Section 5.04(o)(ii) (Page _______ of the Credit Agreement)

                                                          AMOUNT
                   DESCRIPTION                            (DATE)
- - - -----------------------------------------------        ------------






                                            TOTAL      $----------

Credit Enhancement limitation, 20% of total net worth  $----------

     NOTE: This covenant always pertains to the three most recent fiscal quarters.


PSYCHIATRIC HOSPITALS

Section 5.04(o)(iii) (Page ___ of the Credit Agreement)


          Construction     Mortgage        Working
              Loans          Loans      Capital Loans       TOTAL
          ------------     --------     -------------     ---------




Totals    $-----------     $-------     $------------     $--------


Psychiatric Hospital limitation, 20% of Balance Sheet Assets


     NOTE: This covenant always pertains to the three most recent fiscal quarters.


Section 5.04(p)(i)(ii)(iii) (Page _____ of the Credit Agreement)

     The Borrower is in compliance with Section 5.04(p) and commitments detailed on the Quarterly Liability Schedule (i.e.
Exhibit M-4) do not violate subsection p(i)(ii)(iii) requirements.

Section 5.04(p)(iv) and (v) (Page ___ of the Credit Agreement)

     The Borrower shall not, and shall not suffer any subsidiary to, make or commit to make ... any investment in any REMIC if, after giving effect thereto, the aggregate amount of all outstanding investments in REMICs together with all outstanding investments in Permitted Investments (other than REMICs and other than Permitted Investments described in Internal Revenue Code
Section 856(c)(5)(A) which are not REMICs) would exceed twenty-five percent (25% of the Borrower's Balance Sheet Assets as at the end of the immediately preceding Fiscal Quarter; provided, however, that any such investment shall be subject to the limitations set forth in Sections 5.04(a), 5.04(c), 5.04(o) and the other clauses of this Section 5.04(p).

Actual:

     Remics                             $----------    -------%

     Permitted Investments (list)

                        $---------
                        ----------
                        ----------      $---------     -------%

Total                   ----------      $=========     -------%

Required:  Cannot exceed 25% of Balance
           Sheet Assets; 25% Balance
           Sheet Assets                 $=========

Section 5.04(v) (Page _____ of the Credit Agreement)

       Actual
       Permitted Investments (List)

                                        $---------
                                        $=========     -------%

Required:  Cannot exceed 10% of Balance
           Sheet Assets 10% Balance
           Sheet Assets                 $=========

Portfolio Diversification, Section 5.04(i)and (ii) (Page ______ of the Credit Agreement

                                      17.5%         17.5% of Gross
                                    of Balance       Consolidated
                                   Sheet Assets,     Revenue, Most
   Borrrower/                       Most Recent       Most Recent
Operator/Lessee      Exposure      Fiscal Quarter    Fiscal Quarter
- - - ---------------      --------      --------------    --------------

Psychiatric Hospitals - Borrowing Base


Section 5.04(r) (Page _____ of the Credit Agreement)


                                  Date
                           -------------------
          Loans to Psychiatric Hospitals (Borrowing Base Assets)


Total                                  $-----------
Total Borrowing Base Assets            $-----------
Percentage of Borrowing Base Assets
   Comprised of Psychiatric Loan =     ------------%

Psychiatric Hospital Limitation, 20%


Section 5.05 (Page ______ of the Credit Agreement)


Consolidated Tangible Net Worth

     Required:
          minimum tangible net worth                   $180,000,000

     plus:
          proceeds equity issuance      $---------
                    80%                   x   .80
                                        $---------     $-----------

Required Minimum                                       $===========

Actual                                                 $===========

Consolidated Interest Coverage

     Consolidated Net Income                           $----------

     plus:    interest expense
              taxes
              depreciation and amortization            $----------


Interest expense

Ratio (Actual)

Required: must be at least 2.0 to 1.0

Consolidated Leverage Ratio

     Borrowings under credit agreement                 $----------
     Borrowings under lines of credit
     Senior notes
     Other obligations                                 $----------
                                                       $==========

Consolidated Net Worth                                 $==========

Ratio (Actual)                                         -----------


Required: must be less than or equal to 1.30 to 1.0

Consolidated Contingent Leverage Ratio

     Borrowings under Credit Agreement                 $----------
     Borrowings under lines of credit
     Senior Notes
     Other obligations
     Contingent Liabilities                            -----------
                                                       $==========

     Consolidated Net Worth                            $==========

     Ratio (Actual)                                    -----------


Required: must be less than or equal to 1.55 to 1.0


Borrowing Base Debt Coverage Ratio:

     Actual
            Aggregate quarterly net income
              of each Operator                         $----------
     plus:  Aggregate depreciation and amortization
            Aggregate taxes
            Aggregate fees, interest, principal
              and lease payments                       -----------
            Weighted Average of Total Cash
              available for debt service*              $==========1

            Weighted Average of Aggregate fees,
              interest, principal and lease payments*  $==========2

            Debt Coverage Ratio                        $==========

Required: cannot be less than 1.25 to 1.0.

*  Attached Schedule sets forth Computations for Weighted Average
Calculations


1 - Total from Column (A) on Attached Schedule
2 - Total from Column (B) on Attached Schedule

                  Borrowing Base Debt Coverage Ratio
           (Computations for Determining Weighed Average)



                                (1)            (A)         (2)          (B)

                                                        Operator's
                                           Product of   Aggregate     Product
                                             (1) X        Fees       of (2) X
 Name of       Operator's    Operator's      Operator's    Interest,  Operator's
 Operator      Weighted      Total Cash      Weighted     Principle     Weighted
and Address      Value      Available for    Value       & Lease       Value
 of Asset      Percentage   Debt Service     Percentage    Payments   Percentage





TOTALS                                     (A)---------2            (B)-------3


- - - -----------------

     1 - Operator Weighted Value Percentage is determined by dividing the Asset Value of the Asset by the aggregate of all Asset Values of all Borrowing Base Assets.

     2 - Total to be entered on appropriate line on prior page.

     3 - Total to be inserted on appropriate line on prior page.